Exhibit 10.14

***Text Omitted and Filed Separately
Confidential Treatment Requested
Under 17 C.F.R. §§ 200.80(b)(4) and
230.406

LICENSE AGREEMENT

          THIS AGREEMENT, effective as of October 6, 2000, (“EFFECTIVE DATE”) between THE GENERAL HOSPITAL CORPORATION, a not-for-profit corporation doing business as Massachusetts General Hospital, having a place of business at Fruit Street, Boston, Massachusetts 02114 (“GENERAL”) and PRESTWICK SCIENTIFIC CAPITAL, INC., a company having offices at 1825 K Street, N.W., Washington, D.C. 20006 (“COMPANY”).

          WHEREAS, under research programs funded by GENERAL and the U.S. Government, GENERAL through research conducted by [...***...] has developed an invention pertaining to the treatment of neuropsychiatric disorders.

          WHEREAS, [...***...] have filed a U.S. Patent Application covering said invention and all [...***...] rights, title and interest in said application have been assigned to GENERAL.

          WHEREAS, GENERAL represents to the best of its knowledge and belief that it is the owner of all rights, title and interest in said patent application and has the right and ability to grant the license hereinafter described.

          WHEREAS, as a center for research and education, GENERAL is interested in licensing PATENT RIGHTS and thus benefiting the public and GENERAL by facilitating the dissemination of the results of its research in the form of useful products, but is without the capacity to commercially develop, manufacture, and distribute any such product; and

          WHEREAS, COMPANY desires to commercially develop, manufacture, use and distribute such products throughout the world,

          NOW THEREFORE, in consideration of the premises and of the faithful performance of the covenants herein contained, the parties hereto agree as follows:

1. DEFINITIONS

     1.1. The term “ACCOUNTING PERIOD” shall mean each six-month period ending June 30 and December 31.

     1.2. The term “AFFILIATE with respect to COMPANY shall mean any corporation or other legal entity other than COMPANY in whatever country organized, controlling, controlled by or under common control with COMPANY. The term “control” means possession, direct or indirect, of the powers to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise. The term “AFFILIATE with respect to GENERAL shall mean any corporation or other legal entity other than GENERAL controlling, controlled by, or under common control, directly or indirectly, with GENERAL.

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     1.3. The term “FIRST COMMERCIAL SALE” shall mean in each country the first sale of any PRODUCT by COMPANY, its AFFILIATES or SUBLICENSEES, but not including transfers or dispositions of PRODUCT for charitable, promotional, pre-clinical, clinical, regulatory or governmental purposes for which COMPANY receives no payment.

     1.4. The term “LICENSE FIELD” shall mean any and all human, veterinary, agricultural and other applications now known or hereafter discovered.

     1.5. The term “NET SALES PRICE” shall mean the GROSS SALES PRICE as defined in (b) below received by COMPANY or any of its AFFILIATES or SUBLICENSEES (“SELLERS”) for the sale of any PRODUCT to a third party that is not an AFFILIATE or SUBLICENSEE of COMPANY (“CUSTOMER”), less (to the extent appropriately documented) the following amounts actually paid out by COMPANY, its AFFILIATE or SUBLICENSEE or credited against the amounts received by them from the sale or distribution of PRODUCT:

          (a) (i) trade, quantity and cash discounts and sales returns and allowances, including (A) those granted on account of price adjustments, billing errors, rejected goods, damaged goods, returns and rebates, (B) administrative and other fees and reimbursements and similar payments to wholesalers and other distributors, buying groups, pharmacy benefit management organizations, health care insurance carriers and other institutions, (C) allowances, rebates and fees paid to distributors and (D) chargebacks for unsold PRODUCT, where in each case such amounts are agreed to in the reasonable judgment of SELLERS taking into consideration, among other things, the usual and customary practices of the pharmaceutical distribution market, the stage of the life cycle of the PRODUCT and the market share objectives for the PRODUCT;

               (ii) amounts for transportation, insurance, handling or shipping charges to purchasers;

               (iii) taxes, duties and other governmental charges levied on or measured by the sale of PRODUCTS, whether absorbed by COMPANY or paid by the purchaser so long as COMPANY’s price is reduced thereby, but not franchise or income taxes of any kind whatsoever;

               (iv) rebates and similar payments made with respect to sales paid for by any governmental or regulatory authority such as, by way of illustration and not in limitation of the parties’ rights hereunder, Federal or state Medicaid, Medicare or similar state program or equivalent foreign governmental program;

               (v) any other similar and customary deductions that are consistent with United States generally accepted accounting principles, or in the case of non-United States sales, other applicable accounting standards; and

               (vi) for any sale in which the United States government on the basis of its royalty-free license pursuant to 35 U.S.C. Sec. 202(c) to any PATENT RIGHT requires that the GROSS SALES PRICE of any PRODUCT subject to such PATENT RIGHT, be reduced by the amount of such royalty owed GENERAL pursuant to paragraph 5.1, the amount of such royalty, which amount COMPANY shall not be required to pay to GENERAL under paragraph 5.1.

          (b) For any bona fide sale to a bona fide CUSTOMER by COMPANY or any of its AFFILIATES or SUBLICENSEES, the GROSS SALES PRICE shall be the gross invoice price of the PRODUCT.

          (c) For purposes of determining NET SALES PRICE, a “sale” shall not include transfers or dispositions for charitable, promotional purposes, or for pre-clinical, clinical, regulatory or governmental testing purposes for which COMPANY receives no payment.

          (d) If COMPANY or any of its AFFILIATES or SUBLICENSEES sell any PRODUCT in a bona fide sale as a component of a combination of active functional elements, the GROSS SALES PRICE of the PRODUCT shall be determined by multiplying the GROSS SALES PRICE of the combination by the fraction A over A + B, in which “A” is the GROSS SALES PRICE of the PRODUCT portion of the combination when sold separately during the ACCOUNTING PERIOD in the country in which the sale of such combination product was made, and “B” is the GROSS SALES PRICE of the other active elements of the combination sold separately during said ACCOUNTING PERIOD in said country. In the event that no separate sale of either such PRODUCT or active elements of the combination is made during said ACCOUNTING PERIOD in said country, the GROSS SALES PRICE of the PRODUCT shall be determined by multiplying the GROSS SALES PRICE of such combination by the fraction C over C + D, in which “C” is the standard fully-absorbed cost of the PRODUCT portion of such combination, and “D” is the sum of the standard fully-absorbed costs of the other active elements component(s), such costs being arrived at using the standard accounting procedures of COMPANY which will be in accord with generally accepted accounting practices.

          (e) If a SELLER commercially uses or disposes of any PRODUCT by itself (as opposed to a use or disposition of the PRODUCT as a component of a combination of active functional elements) other than in a bona fide sale to a bona fide CUSTOMER, the GROSS SALES PRICE hereunder shall be the price which would be then payable in an arm’s length transaction with such a CUSTOMER. If a SELLER commercially uses or disposes of any PRODUCT as a component of a combination of active functional elements other than in a bona fide sale to a bona fide customer, the GROSS SALES PRICE of the PRODUCT shall be determined in accordance with paragraph (d) above, using as the GROSS SALES PRICE of the combination that price which would be then payable in an arm’s length transaction.

          (f) Transfer of a PRODUCT within COMPANY or between or among COMPANY and its AFFILIATE and SUBLICENSEES for sale by the transferee shall not be considered a sale, commercial use or disposition for the purpose of the foregoing paragraphs; in the case of such transfer the GROSS SALES PRICE shall be the GROSS SALES PRICE of the PRODUCT when sold to a third party by the transferee.

     1.6. The term “Orphan Drug” shall mean any drug designated by the U.S. Food and Drug Administration as an approved orphan drug under the Orphan Drug Act (Pub. L. 97-414).

     1.7. The term “PATENT RIGHT” shall mean (a) the U.S. Patent Application No. [...***...] , entitled, [...***...] or the equivalent of such application, (b) any substitution, division,

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continuation thereof or Letters Patent or supplementary protection certificates or the equivalent thereof issuing thereon as well as any reissue, reexamination or extension thereof, and (c) any foreign or international equivalent of any of the foregoing.

     1.8. The term “PRODUCT shall mean any article, device, composition, method or service, the manufacture, use, or sale of which:

          (a) absent the licenses granted herein, would infringe a VALID CLAIM of any PATENT RIGHT, or

          (b) does not infringe a VALID CLAIM of any PATENT RIGHT licensed to COMPANY hereunder but the discovery, development, manufacture or use of which is substantially derived from or otherwise substantially employs TECHNOLOGICAL INFORMATION.

     1.9. The term “SUBLICENSEE” shall mean any non-AFFILIATE third party licensed by COMPANY or by an AFFILIATE thereof to make, have made, use, sell, offer for sale, or have sold any PRODUCT. As used in this Agreement, “SUBLICENSEE” shall include, without limitation, any non-AFFILIATE third party to whom COMPANY has granted, directly or indirectly, the right to distribute a PRODUCT, provided that such third party has the responsibility in whole or in part for marketing and/or promotion of the PRODUCT within the territory for which such distribution rights are granted.

     1.10. The term “TECHNOLOGICAL INFORMATION” shall mean any research data, designs, formulas, process information, clinical data and other information pertaining to any invention claimed in PATENT RIGHT which is known to [...***...] , or any person employed by GENERAL who worked in the laboratories of [...***...] as scientists or technicians under their supervision on matters relating to the PATENT RIGHT, and that is not generally known or available to persons reasonably skilled in the field to which such information pertains, in each case on the EFFECTIVE DATE, other than information which is independently developed by COMPANY or its agents, as evidenced by written records, that pertains to any invention claimed in PATENT RIGHT.

     1.11. The term “VALID CLAIM” shall mean any claim of any PATENT RIGHT that has not been (i) finally rejected or (ii) declared invalid by a patent office or court of competent jurisdiction in any unappealed and unappealable decision or (iii) abandoned, disclaimed, denied or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.

2. LICENSE

2.1. GENERAL hereby grants COMPANY,

          (a) an exclusive, worldwide, royalty-bearing license in the LICENSE FIELD under the PATENT RIGHTS to make, have made, use, sell, offer for sale and import PRODUCTS throughout the world, and

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          (b) the right to sublicense PATENT RIGHTS exclusively licensed to COMPANY; and

          (c) a non-exclusive, worldwide, royalty-bearing license in the LICENSE FIELD to use the TECHNOLOGICAL INFORMATION to make, use, sell, offer for sale and import PRODUCTS throughout the world.

     2.2. It is understood that the granting of any license hereunder is subject to GENERAL’s and GENERAL’s AFFILIATES’ right to make and to use the subject matter described and claimed in the PATENT RIGHT for research, clinical and educational purposes but for no other purpose, and not for Commercial Purposes, and that if federal funding supported the PATENT RIGHT, COMPANY’s license will be subject to the rights, conditions and limitations imposed by U.S. law (see 35 U.S.C. § 202 et seq and regulations pertaining thereto). For the purpose of this paragraph “Commercial Purposes” shall mean use of the subject matter described and claimed in PATENT RIGHT in any product or for the purpose of producing a product which is sold or otherwise commercially distributed.

     2.3. Within two (2) months of the EFFECTIVE DATE, GENERAL shall disclose to COMPANY TECHNOLOGICAL INFORMATION, which COMPANY will be entitled to use to the extent such use does not infringe any patent not licensed to COMPANY hereunder.

     2.4. It is understood that nothing herein shall be construed to grant COMPANY a license express or implied under any patent owned solely or jointly by GENERAL other than the PATENT RIGHTS expressly licensed hereunder. GENERAL represents that, to the best of its knowledge as of the EFFECTIVE DATE, it does not own or control any patent, other than the PATENT RIGHTS, the claims of which would necessarily be infringed by the practice of the inventions claimed in the PATENT RIGHTS.

     2.5. COMPANY agrees that, during the term of this Agreement, if GENERAL provides COMPANY with evidence that a compound claimed within the PATENT RIGHTS but not being developed by COMPANY (“second compound”) has potentially greater benefits for treating an indication than a compound then being developed by COMPANY as contemplated hereunder, then COMPANY shall in good faith evaluate the merits of pursuing the development of such second compound, and in the event that as a result of such evaluation, COMPANY desires to pursue the development of such second compound, then COMPANY and GENERAL shall in good faith seek to mutually agree upon a series of milestones and associated chronology for the development of such second compound, but if COMPANY determines not to pursue the development of such second compound, then COMPANY will in good faith endeavor to negotiate with GENERAL the terms and conditions of a sublicense from COMPANY to GENERAL of such PATENT RIGHTS to such second compound. It is understood that any sublicense from COMPANY to GENERAL hereunder shall not require any upfront payments by GENERAL to COMPANY, and that nothing in this paragraph 2.5 shall be interpreted to restrict in any way the rights reserved by GENERAL and its AFFILIATES under paragraph 2.2.

3. DUE DILIGENCE OBLIGATIONS

     3.1. COMPANY shall itself, or through its AFFILIATES or SUBLICENSEES, use commercially reasonable efforts to develop and make commercially available one or more PRODUCTS for commercial sales and distribution in the United States, Europe and Japan in the LICENSE FIELD. Such efforts shall be satisfied by achievement of the following objectives within the time period designated below:

          (a) within [...***...] following the EFFECTIVE DATE, [...***...];

          (b) within [...***...] of [...***...], initiate [...***...];

          (c) within [...***...] of COMPANY’s receipt (e.g., from an outside contractor) of [...***...] for the [...***...], initiate [...***...] of [...***...] for [...***...];

          (d) within [...***...] of availability of [...***...] for [...***...], which shall include [...***...];

          (e) within [...***...] of [...***...] of the [...***...], initiate and diligently pursue a [...***...] of a [...***...], and provide [...***...] of [...***...] to [...***...] at a [...***...], for [...***...];

          (f) within [...***...] of completion of a [...***...] with a [...***...] and [...***...] with a [...***...] of [...***...], initiate [...***...], unless [...***...], following said [...***...] to [...***...] or [...***...] for a PRODUCT, the [...***...] to meet this [...***...], in which case COMPANY shall initiate [...***...] within [...***...] of completion of [...***...], or within [...***...];

          (g) within [...***...] of completing [...***...] for [...***...], determine whether or not [...***...], inform [...***...] of such [...***...], and hold a [...***...] with [...***...];

          (h) within [...***...] of [...***...] with [...***...];

          (i) within [...***...] of [...***...] in the [...***...] in [...***...]; and

          (j) within [...***...] of [...***...] of [...***...] in [...***...] and [...***...] in [...***...] in [...***...] and in [...***...];

provided, however, that GENERAL shall not unreasonably withhold its consent to any revision in such time periods whenever requested in writing by COMPANY and supported by evidence of technical difficulties or delays in clinical studies or regulatory processes that the parties could not have reasonably avoided. Subject to paragraph 10.5, if COMPANY is unable to achieve one or more of the above objectives within the above stated time periods or within any extension granted by GENERAL, the parties shall meet to discuss in good faith how to proceed, it being understood that GENERAL shall at all times retain the right, in its sole discretion, to decide to cancel any

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exclusive license granted hereunder or convert any exclusive license to a nonexclusive license if COMPANY has failed to meet any such objective and has failed to cure such failure within a reasonable cure period not to exceed [...***...]; further provided, however, in the event that prior to the expiration of any such [...***...] period, COMPANY has in good faith commenced to use commercially reasonable efforts to remedy such breach and the completion of such remedy, due to reasons beyond the control of COMPANY, requires more than [...***...] to complete, then such [...***...] period shall be extended for so long as COMPANY is continuing in good faith to use commercially reasonable efforts to remedy such breach.

     3.2. At intervals no longer than every twelve (12) months, COMPANY shall report in writing to GENERAL on progress made toward the foregoing objectives.

4. FILING, PROSECUTION AND MAINTENANCE OF PATENT RIGHT

     4.1. GENERAL shall be responsible for the preparation, filing, prosecution and maintenance of all patent applications and patents included in PATENT RIGHTS using outside patent counsel reasonably acceptable to COMPANY, and subject to COMPANY’s rights to participate therein in accordance with this Article 4.. COMPANY shall reimburse GENERAL for all reasonable costs (“Costs”) incurred by GENERAL for the preparation, filing, prosecution and maintenance of all PATENT RIGHTS as follows:

          (a) Subject to paragraph 4.2, for all Costs incurred by GENERAL from and after the EFFECTIVE DATE, COMPANY shall reimburse GENERAL or its outside patent counsel upon receipt of invoices from GENERAL and any documentation in support thereof reasonably requested by COMPANY.

          (b) For all Costs incurred by GENERAL prior to the EFFECTIVE DATE, COMPANY shall reimburse GENERAL upon execution of this Agreement set forth on Schedule 4.1 hereto.

     4.2. With respect to any PATENT RIGHT, each document or a draft thereof pertaining to the filing, prosecution, or maintenance of such PATENT RIGHT, including but not limited to each patent application, office action, response to office action, request for terminal disclaimer and request for reissue or reexamination of any patent issuing from such application shall be provided by GENERAL to COMPANY as follows (it being understood that GENERAL’s obligations under this paragraph may be carried out by its outside patent counsel). Documents received from any patent office or counsel’s analysis thereof shall be provided promptly after receipt. In addition to such documents, GENERAL (or its counsel) shall provide COMPANY with a copy of all other official prosecution items contained in the file maintained by or for GENERAL (i.e., equivalent to those items maintained in the official files of the applicable patent office) in respect of any patent application or patent comprising any PATENT RIGHT, and GENERAL shall provide COMPANY with a draft of any document to be filed in any patent office in reasonable time prior to its filing to allow for review and comment by COMPANY. GENERAL shall make all changes to such drafts reasonably requested by COMPANY, unless such changes would, in GENERAL’s opinion, result in excessive or unwarranted narrowing or weakening of the scope, validity or enforceability of such

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PATENT RIGHT. If as a result of the review of any such document, COMPANY shall elect not to pay or continue to pay the Costs for such PATENT RIGHT, COMPANY shall so notify GENERAL within thirty (30) days of COMPANY’s receipt of such document and COMPANY shall thereafter be relieved of the obligation to pay any additional Costs regarding such PATENT RIGHT incurred after the receipt of such notice by GENERAL. Such U.S., foreign or international patent application or patent shall thereupon cease to be a PATENT RIGHT hereunder and GENERAL shall be free to license its rights to that particular U.S. patent application or patent to any other party on any terms.

5. ROYALTIES

     5.1. Beginning with the FIRST COMMERCIAL SALE in any country, on all sales of PRODUCTS anywhere in the world by COMPANY, its AFFILIATES or SUBLICENSEES, COMPANY shall pay GENERAL royalties in accordance with the following schedule for each PRODUCT sold by COMPANY or its AFFILIATES and SUBLICENSEES:

          (a) So long as the manufacture, use or sale of such PRODUCT would infringe in the country where such manufacture, use or sale of such PRODUCT occurs a VALID CLAIM of any PATENT RIGHT in the absence of the license granted by Section 2.1, then in respect of the cumulative NET SALES PRICE of such PRODUCT in any calendar year, which such cumulative amount will be reset to zero at the beginning of each such year,

               (i) [...***...] of the first [...***...] of such cumulative NET SALES PRICE;

               (ii) [...***...] of that portion of such cumulative NET SALES PRICE exceeding [...***...] but not exceeding [...***...], and

               (iii) [...***...] of that portion of such cumulative NET SALES PRICE exceeding [...***...].

          (b) During each of the ten (10) years next following the FIRST COMMERCIAL SALE of any PRODUCT anywhere in the world by COMPANY, its AFFILIATES or SUBLICENSEES, [...***...] of the NET SALES PRICE of a PRODUCT, on which no royalty is payable under paragraph 5.l(a) above.

     5.2. Only one royalty under paragraph 5.1 shall be due and payable to GENERAL by COMPANY for any PRODUCT regardless of the number of PATENT RIGHTS covering such PRODUCT.

     5.3. In addition to the royalties provided for above, COMPANY and its AFFILIATES shall pay GENERAL [...***...] of any and all non-royalty income, including without limitation license fees and milestone payments, received from its SUBLICENSEES in consideration for the sublicensing of any right or license granted to COMPANY hereunder, but excluding payments for equity or for investments in research and development actually performed.

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     5.4. In addition to the payments provided for in paragraphs 5.1 and 5.3, COMPANY shall pay GENERAL the following amounts upon the occurrence of the following events:

          (a) $20,000 within thirty (30) days of execution of this Agreement.

               (b) [...***...] upon completion of the first [...***...] for a [...***...] with a [...***...] and [...***...] with a [...***...] in the United States, or upon COMPANY’s decision to [...***...] the first [...***...] of such PRODUCT following any [...***...] (which such [...***...] amount shall be [...***...] if such Product has been designated as an Orphan Drug).

               (c) [...***...] upon commencement of the first [...***...] for a PRODUCT for a [...***...] (which such [...***...] amount shall be [...***...] if such Product has been designated as an Orphan Drug).

          (d) [...***...] upon the first [...***...] of a PRODUCT for a [...***...] for [...***...] (which such [...***...] amount shall be [...***...] if such Product has been designated as an Orphan Drug).

     5.5. (a) In the event that COMPANY is required to pay royalties to any third parties with respect to the development or commercialization of a PRODUCT, COMPANY will have the right to offset [...***...] such royalties against any payments owed to GENERAL pursuant to Section 5.1, provided that no such offset shall result in a reduction of the royalties owed to GENERAL pursuant to Section 5.1 of more than [...***...].

            (b) For any PRODUCT sold by any SUBLICENSEE, where the [...***...] owed by such SUBLICENSEE to COMPANY or its AFFILIATES and any third parties [...***...] for such PRODUCT, the [...***...] shall be [...***...] such that the [...***...] payable on such PRODUCT does not [...***...] thereof, provided, however, that the [...***...] payable to all other [...***...] and that in no event shall the [...***...] by more than [...***...] as a result of this Section 5.5(b).

            (c) Notwithstanding paragraphs 5.5(a) and 5.5(b), in the event that the royalty paid to GENERAL is a significant factor in the return realized by COMPANY so as to diminish COMPANY’s capability to respond to competitive pressures in the market, GENERAL agrees to consider a reasonable reduction in the royalty paid to GENERAL as to each such PRODUCT for the period during which such market condition exists. Factors determining the size of the reduction will include profit margin on PRODUCT and on analogous products, prices of competitive products, total prior sales by COMPANY, and COMPANY’s expenditures in PRODUCT development.

     5.6. The payments due under this Agreement shall, if overdue, bear interest until payment at a per annum rate equal to one percent (1%) above the prime rate in effect at Fleet Bank on the due date, not to exceed the maximum permitted by law. The payment of such interest shall not preclude GENERAL from exercising any other rights it may have as a consequence of the lateness of any payment.

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6. REPORTS AND PAYMENTS

     6.1. COMPANY shall keep, and shall cause each of its AFFILIATES and SUBLICENSEES, if any, to keep full and accurate books of accounts containing all particulars that may be necessary for the purpose of calculating all royalties payable to GENERAL. Such books of account shall be kept at their principal place of business and, with all necessary supporting data shall, during all reasonable times for the three (3) years next following the end of the calendar year to which each shall pertain, be open for inspection at reasonable times by GENERAL or its designee at GENERAL’s expense for the purpose of verifying royalty statements or compliance with this Agreement. In the event that any audit performed under this paragraph 6.1 reveals an underpayment in excess of ten percent (10%) of the total amount determined by the auditor to be due GENERAL, COMPANY shall bear the full cost of such audit and shall remit any amounts due to GENERAL within ninety (90) days of receiving notice thereof from GENERAL.

     6.2. In each year the amount of royalty due shall be calculated semiannually as of the end of each ACCOUNTING PERIOD and shall be paid semiannually within the sixty (60) days next following such date, every such payment to be supported by the accounting prescribed in paragraph 6.3 and to be made in United States currency. Whenever conversion from any foreign currency shall be required, such conversion shall be at the rate of exchange thereafter published in the Wall Street Journal for the business day closest to the end of the applicable ACCOUNTING PERIOD.

     6.3. With each semiannual payment, COMPANY shall deliver to GENERAL a full and accurate accounting to include at least the following information:

          (a) Quantity of each PRODUCT sold (by country) by COMPANY, and its AFFILIATES or SUBLICENSEES.

          (b) GROSS SALES PRICE billed and NET SALES PRICE received by COMPANY or any of its AFFILIATES or SUBLICENSEES (“SELLERS”) for the sale of each PRODUCT (by country);

          (c) Quantities of each PRODUCT used by COMPANY and its AFFILIATES or SUBLICENSEES;

          (d) Names and addresses of all SUBLICENSEES of COMPANY; and

          (e) Total royalties payable to GENERAL.

7. INFRINGEMENT

     7.1. GENERAL and COMPANY will protect GENERAL’s PATENT RIGHTS from infringement and prosecute infringers when such action may be reasonably necessary, proper and justified.

     7.2. If either party shall have supplied the other party with written evidence demonstrating prima facie infringement of a claim of a PATENT RIGHT in the LICENSE FIELD by a third party, COMPANY shall have the right to take steps to protect the PATENT RIGHT, either upon notice from GENERAL requesting such action, or on its own initiative. COMPANY shall notify GENERAL within three (3) months of one party’s providing the other with evidence of infringement whether COMPANY intends to prosecute the alleged infringement. If COMPANY notifies GENERAL that it intends to so prosecute, COMPANY shall, within three (3) months of its notice to GENERAL either (i) cause infringement to terminate or (ii) initiate [and diligently prosecute] legal proceedings against the infringer in GENERAL’s name if so required by law. In the event COMPANY notifies GENERAL that COMPANY does not intend to prosecute said infringement, GENERAL may, upon notice to COMPANY, initiate legal proceedings against the infringer at GENERAL’s expense. No settlement, consent judgment or other voluntary final disposition of the suit which invalidates or restricts the claims of such PATENT RIGHTS may be entered into without the consent of the other party, which consent shall not be unreasonably withheld, but provided that, in the event one party (“the Objecting Party”) withholds consent for a proposed settlement, the party proposing the settlement may decline to support further costs of such suit or settlement discussions, and the Objecting Party shall be required to continue such suit or settlement discussions at its own expense. COMPANY shall indemnify GENERAL against any order for payment that may be made against GENERAL in such proceedings. GENERAL shall indemnify COMPANY against any damages that may be made against COMPANY to the extent arising out of any proceedings which GENERAL brings at its own expense pursuant to this paragraph 7.2 following COMPANY’s decision not to prosecute any alleged infringement.

     7.3. In the event one party shall initiate or carry on legal proceedings to enforce any PATENT RIGHT against any alleged infringer, the other party shall fully cooperate with and supply all assistance reasonably requested by the party initiating or carrying on such proceedings. The party which institutes any suit to protect or enforce a PATENT RIGHT shall have sole control of that suit and shall bear the reasonable expenses (excluding legal fees) incurred by said other party in providing such assistance and cooperation as is requested pursuant to this paragraph. The party initiating or carrying on such legal proceedings shall keep the other party informed of the progress of such proceedings and said other party shall be entitled to counsel in such proceedings but at its own expense. Any award paid by third parties as the result of such proceedings (whether by way of settlement or otherwise) shall first be applied to reimbursement of the unreimbursed legal fees and expenses incurred by either party and then the remainder shall be divided between the parties as follows:

          (a) (i) If the amount is based on lost profits, COMPANY shall receive an amount equal to the damages the court determines COMPANY has suffered as a result of the infringement less the amount of any royalties that would have been due GENERAL on sales of PRODUCT lost by COMPANY as a result of the infringement had COMPANY made such sales, and

               (ii) GENERAL shall receive an amount equal to the royalties it would have received if such sales had been made by COMPANY, and

          (b) As to awards other than those based on lost profits, [...***...] to [...***...] and [...***...] to [...***...].

     7.4. In the event that the making, selling or using of a PRODUCT in the LICENSE FIELD infringes the intellectual property rights of others, COMPANY will have the first right to control any negotiation or litigation with respect thereto.

     7.5. For the purpose of the proceedings referred to in this Article 7, GENERAL and COMPANY shall permit the use of their names and shall execute such documents and carry out such other acts as may be necessary. The party initiating or carrying on such legal proceedings shall keep the other party informed of the progress of such proceedings and said other party shall be entitled to counsel in such proceedings but at its own expense, said expenses to be offset against any damages received by the party bringing any infringement suit against a third party in accordance with paragraph 7.3.

8. INDEMNIFICATION AND WARRANTIES

     8.1. (a) COMPANY shall indemnify, defend and hold harmless GENERAL and its trustees, officers, medical and professional staff, employees, and agents and their respective successors, heirs and assigns (the “Indemnitees”), against any liability, damage, loss or expense (including reasonable attorney’s fees and expenses of litigation) (collectively, “Losses”) incurred by or imposed upon the Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments arising out of any theory of product liability (including, but not limited to, actions in the form of tort, warranty, or strict liability) concerning any PRODUCT made, used or sold pursuant to any right or license granted under this Agreement.

             (b) COMPANY’s indemnification under (a) above shall not apply to any Loss to the extent that it is attributable to the negligent activities, reckless misconduct or intentional misconduct of the Indemnitees.

             (c) GENERAL shall give COMPANY prompt written notice of any Losses or discovery of fact upon which GENERAL intends to base a request for indemnification by an Indemnitee under paragraph 8.1(a), provided, however, that COMPANY’s obligations to GENERAL under this Article 8 shall not be rendered inapplicable as a result of the failure by any Indemnitee to notify the Indemnitor as required under this Section 8.1(c), unless such failure materially adversely affects the Indemnitor’s ability to take action with respect to any such Loss.

             (d) COMPANY agrees, at its own expense, to provide attorneys reasonably acceptable to GENERAL to defend against any actions brought or filed against any party indemnified hereunder with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought. GENERAL shall be entitled to participate in, but not control, the defense of such action and to employ counsel of its own choice for such purpose; provided, however, that such employment shall be at GENERAL’s own expense.

             (e) COMPANY shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of any Loss, on such terms as COMPANY, in its sole discretion, shall deem appropriate.

             (f) This paragraph 8.1 shall survive expiration or termination of this Agreement.

     8.2. (a) Beginning at such time as any PRODUCT is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by COMPANY or by a licensee, affiliate or agent of COMPANY, COMPANY shall, at its sole cost and expense, procure and maintain commercial general liability insurance in amounts not less than [...***...]. Such commercial general liability insurance shall provide (i) product liability coverage and (ii) broad form contractual liability coverage for COMPANY’s indemnification under paragraph 8.1 of this Agreement. If COMPANY elects to self-insure all or part of the limits described above (including deductibles or retentions which are in excess of [...***...]) such self-insurance program must be acceptable to the GENERAL and the Risk Management Foundation. The minimum amounts of insurance coverage required under this paragraph 8.2 shall not be construed to create a limit of COMPANY’s liability with respect to its indemnification under paragraph 8.1 of this Agreement.

             (b) COMPANY shall provide GENERAL with written evidence of such insurance upon request of GENERAL. COMPANY shall provide GENERAL with written notice at least fifteen (15) days prior to the cancellation, non-renewal or material change in such insurance. If COMPANY does not obtain replacement insurance providing comparable coverage prior to the expiration of such fifteen (15) day period, GENERAL shall have the right to terminate this Agreement effective at the end of such fifteen (15) day period without notice or any additional waiting periods.

             (c) COMPANY shall maintain such commercial general liability insurance beyond the expiration or termination of this Agreement during (i) the period that any PRODUCT is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by COMPANY or by a licensee, affiliate or agent of COMPANY and (ii) a reasonable period after the period referred to in (c) (i) above which in no event shall be less than five (5) years.

             (d) This paragraph 8.2 shall survive expiration or termination of this Agreement.

     8.3. GENERAL represents to COMPANY that:

          (a) To the best of GENERAL’s knowledge, neither [...***...] nor any person working in either of their laboratories, is aware of anything that could adversely affect the acceptance, or the subsequent approval, by any regulatory authority of any filing, application or request (including pricing and reimbursement approval) with respect to the development or commercialization of any PRODUCTS existing on the EFFECTIVE DATE.

          (b) Based on the assignments of [...***...], GENERAL represents that is the sole and exclusive owner of all right, title and interest in and to the PATENT RIGHTS and, to the best of GENERAL’s knowledge, except as provided in Section 2.2, such rights are not subject to any encumbrance, lien or claim of ownership by any third party. GENERAL has obtained all necessary assignments and made all appropriate filings with respect thereto in order to secure its sole and exclusive ownership rights in and to the PATENT RIGHTS. During the term of this Agreement, GENERAL shall not knowingly take any action that would encumber the rights granted to COMPANY hereunder; however, this clause shall not be construed to prevent GENERAL from filing any patent application or taking any other action to secure or preserve

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rights in any invention or other intellectual property which might be made by any of its employees, staff members or consultants after the EFFECTIVE DATE. GENERAL agrees to use reasonable efforts to provide COMPANY written notice promptly upon its Office of Corporate Sponsored Research and Licensing’s becoming aware that any such action or proposed action might encumber the rights granted to COMPANY hereunder.

          (c) Except for the grants in Section 2.1 and the rights referenced in Section 2.2, GENERAL has not, directly or indirectly, expressly or by implication, by action or omission or otherwise (i) assigned, transferred, or conveyed any right, title or interest in or to the PATENT RIGHTS, (ii) granted any license or other right, title or interest in or to the PATENT RIGHTS, or (iii) agreed to or is otherwise bound by any covenant not to sue for any infringement, misuse or otherwise-with respect to the PATENT RIGHTS.

          (d) To the best of GENERAL’s knowledge, there is no actual or threatened infringement by a third party of the PATENT RIGHTS, it being acknowledged that GENERAL has made no investigation of the same.

     8.4. OTHER THAN WARRANTIES SET FORTH HEREIN, GENERAL MAKES NO WARRANTY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO ANY PATENT, TRADEMARK, SOFTWARE, TRADE SECRET, TANGIBLE RESEARCH PROPERTY, INFORMATION OR DATA LICENSED OR OTHERWISE PROVIDED TO COMPANY HEREUNDER AND HEREBY DISCLAIMS THE SAME.

9. TERMINATION

     9.1. Unless otherwise terminated as provided for in this Agreement, the license to PATENT RIGHTS granted hereunder will continue on a country by country basis:

          (a) for [...***...] after the date COMPANY, its AFFILIATES, or SUBLICENSEES shall last sell any PRODUCT in such country, it being understood that GENERAL shall have the right to terminate such license upon written notice in any country in the event that after the FIRST COMMERCIAL SALE of PRODUCT in such country there is a continuous [...***...] period in which no PRODUCT is sold in such country, provided such sale is not prevented by force majeure, government regulation or intervention, institution of a lawsuit by any third party or any other factor outside the reasonable control of COMPANY, its AFFILIATES or SUBLICENSEES, or

          (b) until the last to expire of any PATENT RIGHT, the claims of which but for this Agreement would be infringed by the manufacture, use or sale of any PRODUCT in the applicable country,

whichever shall first occur. Upon expiration of the royalty obligations hereunder for a PRODUCT in a country, other than as a result of the early termination of any license granted hereunder, COMPANY will have a fully-paid-up, royalty-free license with respect to such compound in such country.

     9.2. If either party shall fail to faithfully perform any of its obligations under this Agreement except the due diligence milestones specified in Article 3 herein, the nondefaulting party may give written notice of the default to the defaulting party. Unless such default is corrected within [...***...] after such notice, the notifying party may terminate this Agreement upon [...***...], provided, however, in the event that prior to the expiration of any such [...***...] period, such breaching party has in good faith commenced to use commercially reasonable efforts to remedy such breach and the completion of such remedy, due to reasons beyond the control of such breaching party, requires more than [...***...] to complete, then such [...***...] period shall be extended for so long as such breaching party is continuing in good faith to use commercially reasonable efforts to remedy such breach. If COMPANY shall default on any specific provision of this Agreement [...***...], COMPANY shall not be entitled to a [...***...] grace period for such second default, and in such instance, GENERAL’s notice of default of said provision shall constitute termination.

     9.3. In the event that any license granted to COMPANY under this Agreement is terminated, any sublicense under such license granted prior to termination of said license shall remain in full force and effect, provided that

          (a) the SUBLICENSEE is not then in breach of its sublicense agreement;

          (b) the SUBLICENSEE agrees to be bound to GENERAL as the licensor under the terms and conditions of this sublicense agreement, as modified by the provisions of this paragraph 9.3;

          (c) the SUBLICENSEE, at GENERAL’s written request, assumes in a signed writing the same obligations to GENERAL as those assumed by COMPANY under Articles 8 and 10 hereof;

          (d) GENERAL shall have the right to receive any payments payable to COMPANY under such sublicense agreement to the extent they are reasonably and equitably attributable to such SUBLICENSEE’s right under such sublicense to use and exploit PATENT RIGHTS and/or TECHNOLOGICAL INFORMATION;

          (e) the SUBLICENSEE agrees to be bound by the due diligence obligations of COMPANY pursuant to paragraph 3.1 hereof (whether set by the parties or by arbitration) in the field and territory of the sublicense;

          (f) GENERAL has the right to terminate such sublicense upon fifteen (15) days prior written notice to COMPANY and such SUBLICENSEE in the event of any material breach of the obligation to make the payments described in clause (d) of this paragraph 9.3, unless such breach is cured prior to the expiration of such fifteen (15) day period, and shall further have the right to terminate such sublicense in the event of SUBLICENSEE’s failure to meet its due diligence obligations pursuant to clause (e) hereof; and

          (g) GENERAL shall not assume, and shall not be responsible to such SUBLICENSEE for, any representations, warranties or obligations of COMPANY to such

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SUBLICENSEE, other than to permit such SUBLICENSEE to exercise any rights to PATENT RIGHTS and TECHNOLOGICAL INFORMATION that are granted under such sublicense agreement consistent with the terms of this Agreement.

     9.4. Upon termination of any license granted hereunder, COMPANY shall pay GENERAL all royalties due or accrued on (i) the sale of PRODUCT up to and including the date of termination and (ii) for [...***...] following the date of termination, the sale of PRODUCT manufactured prior to the termination date.

10. MISCELLANEOUS

     10.1. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof.

     10.2. In order to facilitate implementation of this Agreement, GENERAL and COMPANY are designating the following individuals to act on their behalf with respect to this - Agreement for the matter indicated below:

          (a) with respect to all royalty payments, any correspondence pertaining to any PATENT RIGHT, or any notice of the use of GENERAL’s name, for GENERAL, the Director, Office of Technology Affairs, and for COMPANY, Alana R. Davidson, provided that correspondence relating to the billing of patent costs shall be copied to, for GENERAL, the Business Manager, Office of Technology Affairs.

          (b) any amendment of or waiver under this Agreement, any written notice including progress reports or other communication pertaining to the Agreement: for GENERAL, the Director, Office of Technology Affairs, and for COMPANY, Alana R. Davidson.

          (c) the above designations may be superseded from time to time by alternative designations made by: for GENERAL, the President or the Senior Vice President for Research and Technology Affairs, and for COMPANY, Dr. Kathleen Clarence-Smith.

     10.3. This Agreement may be amended and any of its terms or conditions may be waived only by a written instrument executed by the parties or, in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by either party of any condition shall be deemed as a further or continuing waiver of such condition or term or of any other condition or term.

     10.4. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

     10.5. Any delays in or failures of performance by either party under this Agreement shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the party affected, including but not limited to: Acts of God, acts, regulations or laws of any government, strikes or their concerted acts of worker, fires, floods, explosions, riots,

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wars, rebellion, and sabotage. Any time for performance hereunder shall be extended by the actual time of delay caused by such occurrence.

     10.6. Neither party shall use the name of the other party or of any staff member, officer, employee or student of the other party or any adaptation thereof in any advertising, promotional or sales literature, publicity or in any document employed to obtain funds or financing without the prior written approval of the party or individual whose name is to be used. For GENERAL, such approval shall be obtained from the Director of Public Affairs, and for COMPANY, Alana R. Davidson.

     10.7. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without regard to its choice of law principles.

     10.8. This Agreement shall not be assignable by GENERAL without COMPANY’s written consent except for the right to receive royalties or other payments payable herein. COMPANY may at its own discretion and without approval by GENERAL transfer its interest or any part thereof under this Agreement to a wholly-owned subsidiary or any assignee or purchaser of the portion of its business associated with the manufacture and sale of PRODUCT. In the event of any such transfer, the transferee shall assume and be bound by the provisions of this Agreement. Otherwise this Agreement shall be assignable by COMPANY only with the consent in writing of GENERAL, not to be unreasonably withheld, provided that the proposed assignee has sufficient resources and capabilities to operate a business in the LICENSE FIELD.

     10.9. For any and all claims, disputes, or controversies arising under, out of, or in connection with this Agreement, except issues relating to the validity, construction or effect of any PATENT RIGHT, which the parties shall be unable to resolve within [...***...] , the party raising such dispute shall promptly advise the other party of such claim, dispute, or controversy in a writing which describes in reasonable detail the nature of such dispute. By not later than [...***...] after the recipient has received such notice of dispute, each party shall have selected for itself a representative who shall have the authority to bind such party and shall additionally have advised the other party in writing of the name and title of such representative. By not later than [...***...] after the date of such notice of dispute, such representatives shall agree upon a third party, which is in the business of providing Alternative Dispute Resolution (ADR) services (hereinafter, “ADR Provider”) and shall schedule a date with such ADR Provider to engage in ADR. Thereafter, the representatives of the parties shall engage in good faith in an ADR process under the auspices of the selected ADR Provider. If within the aforesaid [...***...] after the date of the notice of dispute the representatives of the parties have not been able to agree upon an ADR Provider and schedule a date to engage in ADR, or if they have not been able to resolve the dispute within [...***...] after the termination of ADR, the parties shall have the right to pursue any other remedies legally available to resolve such dispute in either the state or federal courts of New York, to whose jurisdiction for such purposes each of GENERAL and COMPANY hereby irrevocably consents and submits. Notwithstanding the foregoing, nothing in this Paragraph 10.9 shall be construed to waive any rights or timely performance of any obligations existing under this Agreement.

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     10.10. If any provision(s) of this Agreement are or become invalid, are ruled illegal by any court of competent jurisdiction or are deemed unenforceable under then current applicable law from time to time in effect during the term hereof, it is the intention of the parties that the remainder of this Agreement shall not be effected thereby. It is further the intention of the parties that in lieu of each such provision which is invalid, illegal or unenforceable, there be substituted or added as part of this Agreement a provision which shall be as similar as possible in economic and business objectives as intended by the parties to such invalid, illegal or enforceable provision, but shall be valid, legal and enforceable.

     10.11. It is expressly agreed that GENERAL, on the one hand, and COMPANY, on the other hand, shall be independent contractors and that the relationship between the two parties shall not constitute a partnership, joint venture or agency. Neither GENERAL, on the one hand, nor COMPANY, on the other hand, shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior written consent of the other party to do so. All persons employed by a party shall be employees of such party and not of the other party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such party.

     10.12. The following paragraphs of this Section 10 shall survive the expiration or termination of this Agreement: paragraphs 10.6, 10.7 and 10.9.

          THE PARTIES have duly executed this Agreement as of the date first shown above written.

PRESTWICK SCIENTIFIC CAPITAL, INC.		THE GENERAL HOSPITAL CORPORATION

BY:	Kathleen Clarence-Smith /s/	BY:	David Glass /s/

TITLE:		TITLE:

DATE;		DATE: